Exhibit 99.1


                                PRESS RELEASE
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October 8, 1997
E-Z-EM, INC. PRESS RELEASE


E-Z-EM BOARD ANNOUNCES THE RESIGNATION OF PRESIDENT AND CEO DANIEL R. MARTIN


WESTBURY, NY, OCTOBER 8, 1997 E-Z-EM today announced that Daniel R. Martin, after consultation with E-Z-EM's board of directors, has resigned his position as President, Chief Executive Officer and Director in order to pursue another opportunity. The Board of Directors has retained Korn Ferry International, an executive search firm to initiate a search for a new President/CEO.

Heading the search for a new CEO will be a committee composed of Board Vice Chairman Paul Echenberg, E-Z-EM Board members David P. Meyers, Donald A. Meyer and Chairman of the Board Howard S. Stern. Until a new CEO is hired, Mr. Stern will assume additional responsibilities for the Company's day-to-day operations working closely with the board and the executive management team.

According to Mr. Stern, "Speaking for the entire Board, we are committed to expanding and diversifying E-Z-EM's contrast media business through continued licensing, accelerating new product development and line extensions as well as searching for additional product licensing and acquisition opportunities."

E-Z-EM is the world's largest manufacturer of contrast agents for gastrointestinal radiology, and has major divisions engaged in interventional radiology and diagnostics. For additional information, please contact Howard S. Stern at (516) 333-8230.